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                     SUBSIDIARIES OF THE COMPANY                                                                    EXHIBIT 21
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                                                                                                                    Jurisidiction of
                                               Name of Subsidiary                                                    Incorporation

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BRV, Inc. (Boulder Daily Camera, Bremerton Sun, Redding Record Searchlight,
   Ventura County Newspapers)                                                                                          California
Birmingham Post Company (Birmingham Post-Herald)                                                                        Alabama
Channel 7 of Detroit, Inc., (WXYZ)                                                                                      Michigan
Collier County Publishing Company (The Naples Daily News)                                                               Florida
Denver Publishing Company (Rocky Mountain News)                                                                         Colorado
Evansville Courier Company, Inc., 91.5%-owned                                                                           Indiana
Force V Corporation (Destin Log)                                                                                        Florida
Independent Publishing Company (Anderson Independent Mail)                                                           South Carolina
Knoxville News-Sentinel Company                                                                                         Delaware
Memphis Publishing Company, 91.3%-owned (The Commercial Appeal)                                                         Delaware
New Mexico State Tribune Company (The Albuquerque Tribune)                                                             New Mexico
Scripps Texas Newspapers L.P. (Corpus Christi Caller-Times, Abilene Reporter-News,
   Wichita Falls Times Record News, San Angelo Standard-Times)                                                          Delaware
Scripps Howard Broadcasting Company, (WMAR, Baltimore;
    WCPO, Cincinnati; WEWS, Cleveland; KSHB, Kansas City;
    KNXV, Phoenix; KJRH, Tulsa; WPTV, West Palm Beach,
    Home & Garden Television, The Television Food Network, G.P., 64%-owned
    Do It Yourself Network)                                                                                               Ohio
Scripps Howard Publishing Co. (Scripps Howard News Service, YP-USA, Ltd, 60%-owned)                                     Delaware
Scripps Ventures, LLC                                                                                                   Delaware
Stuart News Company (Stuart News, Jupiter Courier, Vero Beach Press Journal)                                            Florida
Tampa Bay Television, Inc., (WFTS)                                                                                      Delaware
United Feature Syndicate, Inc. (United Media, Newspaper Enterprise Association)                                         New York
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